Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10. 1

PATENT PURCHASE AGREEMENT

This PATENT PURCHASE AGREEMENT (the “Agreement”) is entered into as of September 26, 2017 (the “Effective Date”) by and between Durect Corporation, a Delaware corporation with its principal place of business at 10260 Bubb Road, Cupertino, CA 95014 (“Seller”), and Indivior UK Limited (Co. No. 7183451) with a registered address of 103-105 Bath Road, Slough, Berkshire, SL1 3UH (“Purchaser”). Each of Seller and Purchaser may be hereinafter referred to together as the “Parties” and individually as a “Party” when convenient.

BACKGROUND

A.Seller owns certain Patent Rights (as defined below in Section 1);

B.Seller wishes to assign to Purchaser all of Seller’s right, title, and interest in the Patent Rights; and

C.Purchaser wishes to purchase from Seller all of Seller’s right, title, and interest in the Patent Rights, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the terms and provisions contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.DEFINITIONS; INTERPRETATION

(a)The following capitalized terms shall have the meanings given in this Section 1 or elsewhere in this Agreement when used in this Agreement:

“Accounting Standards” means, [***].

“Affiliate” means, with respect to an Entity, any other Entity in whatever country organized, that controls, is controlled by, or is under common control of such first Entity.  The term “control” means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by contract, or otherwise, which control shall be presumed with respect to an Entity by another Entity when such other Entity owns more than fifty percent (50%) of the first Entity’s voting securities.

“Cover” means, with respect to any subject matter, the manufacture, use, sale, offering for sale or other exploitation of such subject matter would infringe (whether direct or

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

contributorily) or induce the infringement of a claim of any Patent Right (in the absence of a license under or ownership of such claim) at the time thereof, including with respect to a claim within a pending patent application, “Cover” includes infringing such claim if it was issued as then prosecuted in good faith.  “Covered” or “Covering” have their correlative meanings.

“Entity” means any person, corporation, partnership, limited liability company association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof), or any other legal entity.

“Executed Assignment” means the Assignment of Patent Rights attached hereto as Exhibit B signed by a duly authorized representative of each Party.

“Grant-back Product” means [***].

“NDA Approval” means the receipt by Purchaser [***] of written notice from the United States Food and Drug Administration of the approval of a New Drug Application (as defined in 21 CFR §314.50) for any Product.

“Net Sales” means [***] invoiced amounts by Purchaser, its Affiliates and their assignees in interest and direct and indirect licensees with respect to the Patent Rights ([***]) (each, a “Selling Party”) for sales or other transfers of Product to Third Parties in the United States, [***]:

(i)[***];

(ii)[***];

(iii)[***]; and

(iv)[***];

in each case (i)-(iv) as determined from books and records of the Selling Party maintained in accordance with applicable Accounting Standards.  Amounts invoiced for sales or other transfer of Product between or among Purchaser, its Affiliates and other Selling Parties shall be [***] from the computation of Net Sales [***].

“Patent Rights” means, individually and collectively, the patent rights described on Exhibit A.

“[***]” means [***] (“[***]”) together with its Affiliates.

“Product” means [***].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Third Party” means any Entity that is not a Party or an Affiliate of a Party (and in the case of Net Sales, any Entity that is not a Selling Party).

(b)Interpretation.  The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless specified to the contrary, references to Sections or Exhibits mean the particular Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto.  Unless context otherwise clearly requires, whenever used in this Agreement:  (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (ii) the word “will” shall be construed in the imperative having the same meaning as the word “shall”; (iii) the word “day” or “year” means a calendar day or year; (iv) the word “notice” requires notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (v) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (vi) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or”; (vii) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (viii) words of any gender include the other gender; (ix) words using the singular or plural number also include the plural or singular number, respectively; (x) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (xi) the words “Seller’s knowledge” or “knowledge of Seller” shall be construed as the actual knowledge of Seller; and (xii) neither Party nor its Affiliates shall be deemed to be acting “on behalf of” or “under authority of” the other Party hereunder.

2.PAYMENTS; DELIVERY

(a)Payments.

(i)Upfront Fee.  Within [***] after the Effective Date and in partial consideration of the rights granted to Purchaser hereunder, Purchaser shall pay to Seller an initial fee in the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (“Upfront Fee”).  Such Upfront Fee shall be non-refundable, and shall not be creditable against any other amount due hereunder.

(ii)Other Payments.  Purchaser shall make the other payments to Seller as set forth in Exhibit C (the “Financial Exhibit”).

(iii)Payment Method.  All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by Seller.  All payments hereunder shall be made in the legal currency of the United States of America,

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

and all references to “$” or “Dollars” shall refer to United States dollars.  The Parties agree that payments hereunder shall not be subject to any withholding.

(iv)Acknowledgement.  The Parties acknowledge that the economic terms and conditions set forth herein were negotiated and agreed to and represent a fair and equitable valuation of the Patent Rights.

(b)Delivery.  On the Effective Date, (i) Seller will deliver to Purchaser the Executed Assignment, duly executed by Seller and (ii) Purchaser will deliver to Seller the Executed Assignment, duly executed by Purchaser.

3.TRANSFER OF PATENTS AND ADDITIONAL RIGHTS

(a)Assignment of Patent Rights.  As of the Effective Date and subject to the terms and conditions of this Agreement, Seller hereby sells, assigns, transfers, and conveys to Purchaser, and Purchaser hereby accepts, all right, title, and interest in and to the Patent Rights.

(b)Assignment of Additional Rights.  As of the Effective Date and subject to the terms and conditions of this Agreement, Seller hereby also sells, assigns, transfers, and conveys to Purchaser all right, title and interest in and to all causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and all other enforcement rights under, or on account of, any of the Patent Rights, including all causes of action and other enforcement rights for (i) damages, including but not limited to the right to recover for past infringement, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current, and future infringement, in each case (i), (ii) and (iii) solely with respect to matters in the United States. For the avoidance of doubt, acts constituting infringement in the United States under 35 U.S.C. 271(f) or (g), are deemed to be “matters in the United States”, even if the infringement includes certain actions taken outside the United States.

4.ADDITIONAL OBLIGATIONS

(a)Grant-Back License.  Subject to the terms and conditions of this Agreement, Purchaser hereby grants to Seller a [***] license under the Patent Rights to develop, make, have made, use, sell, offer for sale and import any Grant-back Products.

(b)Covenant Not to Sue.   Subject to the terms and conditions of this Agreement, Seller hereby covenants, on behalf of itself and its Affiliates, not to sue Purchaser and its Affiliates, their direct and indirect licensees, or (solely with respect to the use of Ex-US Products (as defined below)) their customers, in each case under any counterparts of or patents claiming priority to any of the Patent Rights outside of the United States (individually and collectively, the

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Ex-US Counterparts”) solely with respect to the development, manufacture, sale, offer for sale, import, export and/or use of products containing risperidone Covered by a claim included within the Ex-US Counterparts on and after the Effective Date (collectively, “Ex-US Products”), nor to bring any exclusion or nonimportation actions or similar proceedings based on such Ex-US Counterparts in any country against any such Ex-US Products imported or sold by Purchaser and its Affiliates or their respective direct and indirect licensees or customers.

(c)Covenant Not to Challenge.  Subject to the terms and conditions of this Agreement, Purchaser hereby covenants, on behalf of itself and its Affiliates and other Selling Parties, not to challenge under any court action or proceeding, or before any patent office, the validity, patentability or enforceability of any Ex-US Counterpart, including not to initiate a reexamination of any Ex-US Counterpart, or assist any Third Party with respect to any of the foregoing activities. Subject to the terms and conditions of this Agreement, Seller hereby covenants, on behalf of itself and its Affiliates, not to challenge under any court action or proceeding, or before any patent office, the validity, patentability or enforceability of any Patent Rights, including not to initiate a reexamination of any Patent Right, or assist any Third Party with respect to any of the foregoing activities.

(d)Covenant Not to Exploit Certain Products.  During the Earn-Out Term, subject to the terms and conditions of this Agreement, Purchaser hereby covenants, on behalf of itself and its Affiliates and other Selling Parties, not to (i) conduct, participate in or sponsor, directly or indirectly, the development, manufacture or commercialization of [***] (collectively, such activities “Prohibited Activities”), or (ii) appoint, license or otherwise authorize any Third Party, whether pursuant to license, appointment, or authorization or otherwise, to perform any Prohibited Activities.

(e)[***].  Purchaser acknowledges that the Patent Rights and Ex-US Counterparts [***].  Without limiting the foregoing, with respect to the activities by or under authority of Purchaser and its Affiliates, including by any Selling Party, under any Patent Rights, including the sale or transfer of Products (collectively, the “Purchaser Activities”), Purchaser shall [***].  For purposes of this Section 4(e), [***].

(f)Documentation.  At the reasonable request of Purchaser, Seller will execute and deliver such other instruments and do and perform such other acts as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including execution, acknowledgment, and recordation of other such papers, and using commercially reasonable efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the Patent Rights.

(g)Prosecution and Maintenance.  [***] shall: (i) prosecute and maintain the Patent Rights in good faith; (ii) use reasonable efforts to defend the Patent Rights; and (iii) not take any

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

action, or refrain from taking any action, with respect thereto with the substantive intent of avoiding the payment of the Milestone Payment or any Earn-Out payments.  [***].

5.REPRESENTATIONS AND WARRANTIES

(a)Representations and Warranties By Seller. Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date:

(i)Organization and Good Standing.  Seller is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation.

(ii)Authority.  Seller has the full power and authority and has obtained all Third Party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder.

(iii)Valid and Binding Agreement.  This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights, and (B) general principles of equity.

(iv)Non-Contravention.  Seller has not entered into any license or other agreement, written or oral, with any other Entity which conflicts with or otherwise limits its ability to grant to Purchaser all of the rights provided for in this Agreement.

(v)[***].

(1)Seller has provided Purchaser with a true and complete copy of the [***], in effect as of the Effective Date, [***].

(2)There are no redacted terms in the [***].

(3)Neither the Seller nor, to the Seller’s knowledge, [***] is in [***].

(vi)Title and Contest.

(1)[***];

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(2)[***];

(3)[***];

(4)[***];

(5)[***];

(6)[***];

(7)[***];

(8)[***]; and

(9)[***].

(vii)No Retained Rights.  After the Effective Date, none of Seller, its Affiliates, any prior owner or any inventor or other Entity other than Purchaser will retain any rights or interest in the Patent Rights, except as set forth or described herein.

(viii)Validity and Enforceability.  [***].

(ix)Conduct.

(1)[***];

(2)[***];

(3)[***]; and

(4)[***].

(x)Fees.  [***].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)Representations and Warranties By Purchaser.  Purchaser hereby represents and warrants to Seller as follows that, as of the Effective Date:

(i)Organization and Good Standing.  Purchaser is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation.

(ii)Authority.  Purchaser has the full power and authority and has obtained all Third Party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder.

(iii)Valid and Binding Agreement.  This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights, and (B) general principles of equity.

(iv)Non-Contravention.  Purchaser has not entered into any license or other agreement, written or oral, with any other Entity which conflicts with or otherwise limits its ability to grant to Seller all of the rights provided for in this Agreement.

(c)Disclaimer of Representations and Warranties.  NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY EXCEPT FOR THEIR RESPECTIVE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 5, AND OTHERWISE EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

6.INDEMNIFICATION; LIMITATIONS.

(a)Indemnification.

(i)Seller shall indemnify and hold harmless Purchaser and its Affiliates, principals, employees, officers, directors, stockholders, successors and assigns (each, a “Purchaser Indemnified Party”) from and against all claims, disputes, controversies, demands, causes of action in each case of the foregoing brought by a Third Party (any, a “Third Party Claim”) and debts, obligations, judgments, liens, liability, damages, costs and expenses (including reasonable attorneys’ fees and expenses of litigation) from a Third Party Claim (collectively, “Purchaser Liability”) which a Purchaser Indemnified Party may incur, suffer, or be required to pay resulting from or arising in connection with any Third Party Claim

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

arising out of or relating to (a) any breach of any representations and warranties or covenants of Seller set forth in this Agreement or (b) any exploitation of Grant-back Products by or under authority of Seller, except to the extent such Third Party Claim is indemnifiable by Purchaser pursuant to Section 6(a)(ii); and

(ii)Purchaser shall indemnify and hold harmless Seller and its Affiliates, principals, employees, officers, directors, stockholders, successors and assigns and the [***] (a “Seller Indemnified Party”) from and against all Third Party Claims and debts, obligations, judgments, liens, liability, damages, costs and expenses (including reasonable attorneys’ fees and expenses of litigation) from a Third Party Claim (collectively, “Seller Liability”) which a Seller Indemnified Party may incur, suffer, or be required to pay resulting from or arising in connection with any Third Party Claims arising out of or relating to any (a) breach of any representations and warranties or covenants of Purchaser set forth in this Agreement or (b) any exploitation of the Patent Rights, Ex-US Products and/or Products (or other products Covered by a claim included within the Patent Rights) by or under authority of Purchaser, except to the extent such Third-Party Claim is indemnifiable by Seller pursuant to Section 6(a)(i).

(iii)If either Party entitled to indemnification hereunder (“Indemnified Party”) receives notice of the assertion or commencement of Third Party Claim which has given or could reasonably be expected to give rise to a right of indemnification of such Indemnified Party by the Indemnifying Party under this Agreement, the Indemnified Party shall give the other Party (the “Indemnifying Party”) prompt written notice of the Third Party Claim giving rise to the indemnification obligation pursuant to this Section 6(a).  [***].  The Indemnifying Party shall have the right to participate in, or if it shall have acknowledged in writing its obligation to provide indemnification to the Indemnified Party in respect thereof, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel; [***].  The indemnifying Party shall not enter into any settlement without the Indemnified Party’s written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that the Indemnified Party’s consent shall not be required if the settlement provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim. If the Indemnifying Party assumes the defense of the Third Party Claim, the Indemnified Party shall have the right to participate, [***], in the defense of any claim or suit that has been assumed by the indemnifying Party, [***].

(b)Limitation of Liability.  EXCEPT PURSUANT TO SECTION 6(a), NEITHER PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT WILL EXCEED [***].  THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS ON POTENTIAL LIABILITIES SET FORTH IN THIS SECTION 6(b) WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)Limitation on Consequential Damages.  OTHER THAN DIRECT CONTRACTUAL DAMAGES AND WITHOUT LIMITING EITHER PARTY’S OBLIGATIONS UNDER SECTION 4(c) OR SECTION 6(a), NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY [***].  THE PARTIES ACKNOWLEDGE THAT THESE EXCLUSIONS OF POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

7.CONFIDENTIALITY; PRESS RELEASE.

(a)Confidentiality.  For a period of [***] from the Effective Date, neither Party will disclose to any Third-Party the specific Earn-Out percentage set forth in Paragraph II(a) of Exhibit C of this Agreement (and any related Earn-Out reports or related information delivered by Purchaser), except (i) with the prior written consent of the other Party; (ii) as otherwise may be required by law or legal process; (iii) during the course of litigation (including the enforcement of this Agreement), so long as the disclosure of such terms or reports is restricted in the same manner as other confidential information of the litigants; and (iv) in confidence to its legal counsel, accountants, tax advisors, insurers, indemnitors, indemnitees, banks and financing sources and their advisors solely in connection with complying with its obligations under this Agreement; provided that, in the case of (ii) and (iii) above, (A) to the extent permitted by law, the disclosing Party will use all legitimate and legal means available to minimize the disclosure to Third Parties, including seeking a confidential treatment request or protective order whenever appropriate or available; and (B) the disclosing Party will, when reasonably possible, provide the other Party with [***] prior written notice of such disclosure. Notwithstanding the foregoing, either Party may inform its existing licensees, potential acquirers/merger partners or prospective licensees of the specific Earn-Out percentage set forth in Paragraph II(a) of Exhibit C of this Agreement (and any related Earn-Out reports or related information delivered by Purchaser) under circumstances that reasonably protect the confidentiality thereof.

(b)Press Release.  Each Party shall have the right, but not the obligation, to issue a press release announcing the execution of this Agreement, including the identity of the Parties and a summary of the key terms without disclosing the Earn-Out percentage set forth in Paragraph II(a) of Exhibit C or other payment terms hereunder.  Each Party will provide the other Party with the proposed text of such press release prior to issuance so that the other Party may review and comment and approve such press release, such approval not to be unreasonably withheld, conditioned or delayed; provided that any press release shall, absent notice from the other Party, be deemed approved by such other Party [***] following delivery by the issuing Party.  The Party issuing the press release shall consider reasonable comments from the other Party in good faith. Thereafter, Seller and Purchaser may each disclose to Third Parties the information contained in such press release(s) without the need for further approval by the other Party.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.MISCELLANEOUS

(a)Governing Law.  This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the [***], without reference to its choice of law principles to the contrary.

(b)Notices.  Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given upon delivery in person, transmission by email (provided that if such email is not sent during normal business hours, such notice or communication shall be deemed to have been sent on the next business bay), the next day after delivery by express courier service (signature required) or [***] after the date of mailing by registered or certified mail, return receipt requested (or its equivalent), as the address shown below or such other address as a Party provides in accordance with this Section 8(b).  Email notice shall be provided for any postal or certified mailing.

If to Seller:

Durect Corporation

10260 Bubb Road

Cupertino, CA 95014

Attention: Legal Department

Email: **********

Telephone: (408) 777-3577

If to Purchaser:

Indivior UK Limited

103-105 Bath Road

Slough, Berkshire

SL1 3UH

Attention:  Assistant General Counsel, EMEA

Email: **********

With a copy to:

Indivior Inc.

10710 Midlothian Turnpike

Suite 430

Richmond, VA 23235

Attention:  Chief Legal Officer

Email:  ***********

Telephone:  (804) 594-4442

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c)Relationship of Parties.  The Parties hereto are independent contractors.  Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment, or agency relationship between the Parties.  Neither Party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement, or undertaking with any Third Party.

(d)Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid or unenforceable provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

(e)Waiver.  Failure or delay by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.  All waivers shall be obtained in writing signed by an authorized representative of the Party granting the waiver.

(f)Section Headings.  The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(g)Assignment.  This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party.  Notwithstanding the foregoing, (i) either Party may assign this Agreement, without the written consent of the other Party, to an Affiliate of such Party or to a Third Party that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale, operation of law or otherwise), and (ii) Seller may assign its right to collect Earn-Out payments under this Agreement, without the written consent of Purchaser, to a Third Party.  No assignment or transfer of this Agreement shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement.  Except as expressly provided in this Section, any attempted assignment or transfer of this Agreement shall be null and void.  Subject to the foregoing, the terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of either Party.

(h)Third Party Beneficiaries.  Except as expressly provided in Section 6(a), this Agreement is not intended to confer any right or benefit on any Third Party (including, but not limited to, any employee or beneficiary of any Party), and no action may be commenced or prosecuted against a Party by any Third Party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.  Only the Parties hereto and their permitted heirs, successors, and assigns shall have any rights hereunder.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(i)Entire Agreement.  This Agreement, including its Exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof and merges and supersedes all prior agreements, understandings, negotiations, and discussions.  Neither Party will be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein.

(j)Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

Durect Corporation	INDIVIOR UK LIMITED

/s/ Matthew J. Hogan/s/ Richard Simkim

___________________________________________________________

SignatureSignature

Matthew J. HoganRichard Simkim

__________________________________________________________

Print NamePrint Name

Chief Financial OfficerChief Commercial Officer

__________________________________________________________

TitleTitle

9/26/20179/26/2017

__________________________________________________________

DateDate

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A – PATENT RIGHTS

•	U.S. Patent Nos. [***].
•	All substitutions, continuations, continuations-in-part, divisions and renewals relating to the foregoing, solely to the extent filed in the United States; and
•	All patents-of-addition, reissues, reexaminations, extensions, or registrations of any and all of the foregoing.
•

All causes of action and remedies related to the Patents in the United States (including, but not limited to, the right to sue for past, present or future infringement, provisional rights under 35 U.S.C. §154, misappropriation or violation of rights related to the Patents, and all rights to pursue damages, injunctive relief and other remedies for past and future infringement of the Patents in the United States);

•	All rights to collect royalties and other payments under or on account of any of the Patents; and
•	Any and all other rights and interests arising out of, in connection with, or in relation to the Patents, solely to the extent in the United States.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B – ASSIGNMENT OF PATENT RIGHTS

This ASSIGNMENT OF PATENT RIGHTS (the “Assignment”) is executed, acknowledged, and delivered by Durect Corporation, a Delaware corporation with its principal place of business at 10260 Bubb Road, Cupertino, CA 95014 (“Assignor”), and Indivior UK Limited (Co. No. 7183451) with a registered address of 103-105 Bath Road, Slough, Berkshire, SL1 3UH (“Assignee”), in accordance with, and pursuant to the terms and conditions of the Patent Purchase Agreement dated as of September 26, 2017 (the “Patent Agreement”), between Assignor and Assignee.

Capitalized terms used herein and not expressly defined shall have the meaning ascribed to such terms in the Patent Agreement.

NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN:

Assignor desires to assign its entire right, title and interest in and to the Patent Rights (as defined below) to Assignee.  Therefore, for good and valuable consideration, the receipt and sufficiency of which Assignor acknowledges, Assignor hereby irrevocably sells, assigns, transfers, and conveys to Assignee, and Assignee hereby accepts, all of the full extent of Assignor’s right, title, and interest in and to any and all of the following (collectively, the “Patent Rights”):

•	U.S. Patent No. [***] (the “Patents”);
•	All substitutions, continuations, continuations-in-part, divisions and renewals relating to the Patents, solely to the extent filed in the United States;
•	All patents-of-addition, reissues, reexaminations, extensions, or registrations of any and all of the Patents;
•

All causes of action and remedies related to the Patents in the United States (including the right to sue for past, present or future infringement, provisional rights under 35 U.S.C. § 154, misappropriation or violation of rights related to the Patents, and all rights to pursue damages, injunctive relief and other remedies for past and future infringement of the Patents in the United States);

•	All rights to collect royalties and other payments under or on account of any of the Patents; and
•	Any and all other rights and interests arising out of, in connection with, or in relation to the Patents, solely to the extent in the United States.

Assignor intends all rights transferred herein to be held and enjoyed by said Assignee for Assignee’s own use, and for the use of its successors, assigns, or other legal representatives to the end of the term or terms for which the Patent Rights may be granted as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made.

Notwithstanding anything to the contrary herein, Assignor is executing and delivering this Assignment in accordance with and subject to all of the terms and provisions of the Patent

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement.  In the event of any conflict between the terms of this Assignment and those of the Patent Agreement, the terms of the body of the Patent Agreement shall be controlling.

Assignor will not sign any writing or do any act conflicting with this Assignment, and, without further compensation, will sign all documents and do such additional acts as Assignee, its successors, legal representatives, and assigns deem necessary or desirable to: perfect enjoyment of the Patent Rights; conduct proceedings regarding the Patent Rights, including any litigation or interference proceedings; or perfect or defend title to the Patent Rights.  Assignor requests and authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents, certificates of invention, utility models or other governmental grants or issuances that may be granted upon any of the Patent Rights in the name of Assignee, as the assignee to the entire interest therein.

The terms and conditions of this Assignment will inure to the benefit of Assignee, its successors, legal representatives and assigns and will be binding upon Assignor, its successors, legal representatives and assigns in accordance with the Patent Agreement.

This Assignment shall be governed by, and construed in accordance with, the laws of the United States in respect to patent issues and in all other respects by the laws of the State of Delaware, without giving effect to the conflict of laws rules thereof.

IN WITNESS WHEREOF, Assignor and Assignee each has caused this Assignment to be executed as of this __ day of __________.

ASSIGNOR:ASSIGNEE:

Durect CorporationINDIVIOR UK LIMITED

_____________________________________________________________

SignatureSignature

______________________________________________________________

Print NamePrint Name

_______________________________ _______________________________

TitleTitle

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C – FINANCIAL EXHIBIT

I.Milestone Payment.

a)	Milestones: Purchaser shall pay to Seller Five Million Dollars ($5,000,000) (the “Milestone Payment”) upon the first NDA Approval for a Product hereunder (the “Milestone Event”).

b)

Payment Terms.  The Milestone Payment set forth in Paragraph I(a) shall be due and payable to Seller within [***] days of the first accomplishment of the Milestone Event.  Purchaser shall notify Seller [***] and pay the Milestone Payment [***].

II.Earn-out Payments.

a)	Earn-out Payments. Purchaser shall pay to Seller quarterly earn-out payments equal to [***] percent ([***]%) of [***] (“Earn-Out). [***].

b)

Earn-out Term.  Purchaser’s Earn-Out obligation shall commence on the Effective Date and continue until the later of: (i) the date upon which the last claim included within the Patent Rights Covering any Product expires, or (ii) [***] from the first commercial sale of Product following NDA Approval (the “Earn-Out Term”). Notwithstanding anything to the contrary herein, the Earn-Out Term shall terminate if all Patent Rights Covering Products are found to be invalid and/or unenforceable by a court of competent jurisdiction or by the USPTO in a post-grant proceeding, in each case with no further right of appeal.

c)

Payment/Reports.  All Earn-Out payments shall be due and payable within [***] days after the last day of the calendar quarter [***].  Together with any such payment, Purchaser shall deliver a [***].  Within [***] days after the last day of each calendar quarter during the Earn-Out Term, [***].

d)

Inspection of Records.  Purchaser shall, and shall cause each of its Affiliates and other Selling Parties to, keep full and accurate books and records setting forth gross invoiced amounts for Product, Net Sales of Product, itemized deductions from gross invoiced amounts taken to calculate Net Sales and other amounts payable hereunder to Seller under this Paragraph II.  During the Earn-Out Term and for a period of [***] thereafter, Purchaser shall permit Seller, by independent qualified public accountants (which shall not be compensated on a contingent fee basis) engaged by Seller and reasonably acceptable to Purchaser, to examine such books and records upon reasonable advance notice but, in any event, no more than [***].  Such accountants shall be required by

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Purchaser to enter into a reasonably acceptable confidentiality agreement. Seller shall bear the cost of any such examination and review; [***].

e)

Late Payment.  Any payments or portions thereof due hereunder which are not paid when due (and which amounts are not being disputed in good faith) shall bear interest equal to [***].  This Paragraph II(e) shall in no way limit any other remedies available to Seller.